Exhibit 23 (a)




                         Consent of Independent Auditors


The Board of Directors
TRICON Global Restaurants, Inc.

We consent to the use of our report dated June 30, 1997 on the combined financial statements of TRICON Global Restaurants, Inc. ("TRICON") as of December 28, 1996 and December 30, 1995 and for each of the years in the three year period ended December 28, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of TRICON pertaining to the TRICON Long Term Incentive Plan and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report refers to TRICON's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in 1995 and TRICON's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" and TRICON's change in the method of calculating the market-related value of pension plan assets used in the determination of pension expense in 1994.



                                          /s/ KPMG PEAT MARWICK LLP


New York, New York
October 1, 1997